As filed with the Securities and Exchange Commission on August 15, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

ALPHA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0733940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

406 West Main Street, Abingdon, Virginia	24210
(Address of principal executive offices)	(Zip Code)

Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan
Amended and Restated Alpha Coal Management LLC 2004 Long-Term Incentive Plan
(Full title of the plans)

Vaughn R. Groves, Esq.
Vice President, Secretary and General Counsel
Alpha Natural Resources, Inc.
406 West Main Street
Abingdon, VA 24210
(276) 619-4410
(Name, address and telephone number, including area code, of agent for service)

With a Copy to:

Polly S. Swartzfager, Esq.
Bartlit Beck Herman Palenchar & Scott LLP
1899 Wynkoop Street, 8th Floor
Denver, CO 80202
Ph: (303) 592-3100
Fax: (303) 592-3140

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered (1)	per share (2)	offering price (2)	Registration Fee
Common stock, par value $0.01 per share	3,935,826	$27.60	$108,628,797.60	$12,785.61

(1)	Covers 3,338,841 shares under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan, 596,985 shares under the Amended and Restated Alpha Coal Management LLC 2004 Long-Term Incentive Plan, and an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(h) and 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the common stock being registered hereby on the New York Stock Exchange on August 9, 2005.

INTRODUCTION

     This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), relating to 3,338,841 shares of its common stock, par value $0.01 per share (the “Common Stock”) issuable to eligible persons under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan, and 596,985 shares of Common Stock issuable to eligible persons under the Amended and Restated Alpha Coal Management LLC 2004 Long-Term Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) prior to the date of this Registration Statement are hereby incorporated in this Registration Statement by reference:

     (1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 1-32423);

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Company’s annual report referred to in (1) above;

     (3) The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Company’s registration statement on Form S-1 (File No. 333-121002), together with any amendment or report filed with the Commission for the purpose of updating such description.

     All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     As permitted by Section 102 of the Delaware General Corporation Law, or the DGCL, the Company’s restated certificate of incorporation includes a provision that eliminates the personal liability of the Company’s directors for monetary damages for breach of fiduciary duty as a director.

     The Company’s restated certificate of incorporation and amended and restated bylaws also provide that:

•	the Company must indemnify its directors and officers to the fullest extent permitted by Delaware law;

•	the Company may advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law; and

•	the Company may indemnify its other employees and agents to the same extent that the Company indemnified its officers and directors, unless otherwise determined by the board of directors.

•	Pursuant to Section 145(a) of the DGCL, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), the Company shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     The indemnification provisions contained in the Company’s restated certificate of incorporation and amended and restated bylaws will not be exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company will maintain insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

     Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-121002) for provisions providing that the underwriters and the Company are obligated under certain circumstances to indemnify the Company’s directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No	Description of Exhibit

4.1
Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 1-32423) filed on March 30, 2005).

4.2
Amended and Restated Bylaws of Alpha Natural Resources, Inc. (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 1-32423) filed on March 30, 2005).

4.3
Form of certificate of Alpha Natural Resources, Inc. common stock (Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 10, 2005.)

4.4
Amended and Restated Alpha Coal Management LLC 2004 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 2, 2005.)

4.5
Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 2, 2005.)

4.6
Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement for Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 1-32423) filed on March 30, 2005.)

4.7	Form of Restricted Stock Agreement for Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP

23.1	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

24	Power of Attorney (included in the signature page to this Registration Statement)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Abingdon, state of Virginia, on August 15, 2005.

Alpha Natural Resources, Inc.
By:	/s/ David C. Stuebe
	Name:	David C. Stuebe
	Title:	Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vaughn R. Groves and David C. Steube, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, in connection with this registration statement, to sign any and all amendments or supplements to the registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 15, 2005.

Signature	Title

/s/ Michael J. Quillen	President, Chief Executive Officer and Director (Principal Executive Officer)

Michael J. Quillen

/s/ David C. Stuebe	Vice President and Chief Financial Officer (Principal Financial Officer)

David C. Stuebe

/s/ Eddie W. Neely	Vice President, Assistant Secretary and Controller (Principal Accounting Officer)

Eddie W. Neely

/s/ E. Linn Draper, Jr.	Director

E. Linn Draper, Jr.

/s/ Glenn A. Eisenberg	Director

Glenn A. Eisenberg

/s/ John W. Fox, Jr.	Director

John W. Fox, Jr.

/s/ Alex T. Krueger	Director

Alex T. Krueger

/s/ Fritz R. Kundrun	Director

Fritz R. Kundrun

/s/ William E. Macaulay	Director

William E. Macaulay

/s/ Hans J. Mende	Director

Hans J. Mende

EXHIBIT INDEX

Exhibit No	Description of Exhibit

4.1
Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 1-32423) filed on March 30, 2005).

4.2
Amended and Restated Bylaws of Alpha Natural Resources, Inc. (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 1-32423) filed on March 30, 2005).

4.3
Form of certificate of Alpha Natural Resources, Inc. common stock (Incorporated by reference to Amendment No. 3 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 10, 2005.)

4.4
Amended and Restated Alpha Coal Management LLC 2004 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 2, 2005.)

4.5
Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-1 of Alpha Natural Resources, Inc. (File No. 333-121002) filed on February 2, 2005.)

4.6
Form of Alpha Natural Resources, Inc. Grantee Stock Option Agreement for Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-K of Alpha Natural Resources, Inc. (File No. 1-32423) filed on March 30, 2005.)

4.7	Form of Restricted Stock Agreement for Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan

5.1	Opinion of Bartlit Beck Herman Palenchar & Scott LLP

23.1	Consent of Bartlit Beck Herman Palenchar & Scott LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	Consent of KPMG LLP

24	Power of Attorney (included in the signature page to this Registration Statement)